Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended May 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,416,500
Unrealized Gain (Loss) on Market Value of Futures	(1,926,640)
Dividend Income	1,249
Interest Income	4,504
Total Income (Loss)	$(504,387)

Expenses
Sponsor Management Fees	$5,435
Brokerage Commissions	2,490
Total Expenses	$7,925
Net Income (Loss)	$(512,312)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/18	$6,371,856
Net Income (Loss)	(512,312)

Net Asset Value End of Month	$5,859,544
Net Asset Value Per Share (100,040 Shares)	$58.57

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended May 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(151,631)
Unrealized Gain (Loss) on Market Value of Futures	184,950
Interest Income	586
ETF Transaction Fees	135
Total Income (Loss)	$34,040

Expenses
Sponsor Management Fees	$523
Brokerage Commissions	335
Total Expenses	$858
Net Income (Loss)	$33,182

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/18	$674,241
Additions (50,000 Shares)	337,429
Net Income (Loss)	33,182

Net Asset Value End of Month	$1,044,852
Net Asset Value Per Share (150,040 Shares)	$6.96

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
Monthly Account Statement
For the Month Ended May 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,264,869
Unrealized Gain (Loss) on Market Value of Futures	(1,741,690)
Dividend Income	1,249
Interest Income	5,090
ETF Transaction Fees	135
Total Income (Loss)	$(470,347)

Expenses
Sponsor Management Fees	$5,958
Brokerage Commissions	2,825
Total Expenses	$8,783
Net Income (Loss)	$(479,130)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/18	$7,046,097
Additions (50,000 Shares)	337,429
Net Income (Loss)	(479,130)

Net Asset Value End of Month	$6,904,396

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612